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                                                                    EXHIBIT 10.3

                            STOCKHOLDER'S AGREEMENT

     THIS STOCKHOLDER'S AGREEMENT (the "Agreement") is executed as of March 20, 1997, by and between Olicom A/S, a corporation organized under the laws of the Kingdom of Denmark ("Olicom") and Tadeusz Witkowicz (the "Stockholder").

     Concurrently with the execution and delivery of this Agreement, Olicom, PW Acquisition Corporation, a Delaware corporation ("MergerSub"), and CrossComm Corporation, a Delaware corporation ("CrossComm"), have executed and delivered an Agreement and Plan of Reorganization dated as of March 20, 1997 (the "Merger Agreement"), providing for the merger of MergerSub into CrossComm, whereby CrossComm shall be a wholly-owned subsidiary of Olicom immediately following the Effective Time (as defined in the Merger Agreement) (the "Merger").

     The Stockholder is a holder of 1,574,125 outstanding shares of CrossComm Common Stock.

     In consideration of the execution and delivery of the Merger Agreement by Olicom, the Stockholder agrees to (i) vote the Shares so as to facilitate consummation of the Merger, and (ii) to Dispose of shares of Olicom Common Stock only as provided herein.

     NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants and agreements contained herein, the parties agree as set forth below.

     1. Defined Terms. Any capitalized terms not defined herein shall have the same meaning as set forth in the Merger Agreement.

         "Disposition" (and its correlative meaning, "Dispose") shall mean any offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge, grant a security interest in or any other rights with respect to Shares or Olicom Securities (as defined herein).

         "Expiration Date" shall mean the earlier of (i) the Effective Time (as defined in the Merger Agreement) or (ii) the date on which the Merger Agreement shall be terminated pursuant to Article VII of the Merger Agreement.

         "Shares" shall include shares of CrossComm Common Stock owned as of the date hereof, together with any shares of CrossComm Common Stock which the Stockholder purchases or otherwise acquires after the execution and delivery of this Agreement and prior to the Expiration Date.

     2. Agreement to Vote Shares. At every meeting of the stockholders of CrossComm called with respect to any of the following, and at any adjournment thereof, the Stockholder shall vote the Shares: (i) in favor of approval of the Merger Agreement and the Merger and any
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matter which could reasonably be expected to facilitate the Merger and (ii)
against any Acquisition Proposal (as defined in the Merger Agreement). This Agreement is intended to bind the Stockholder only with respect to the specific matters set forth herein, and shall not prohibit the Stockholder from acting in accordance with his fiduciary duties as an officer and director of CrossComm. In the event that the material terms and provisions of the Merger Agreement are amended, the obligations of the Stockholder pursuant to Section 2 shall terminate unless the Stockholder consents to such amendment(s), such consent not to be unreasonably withheld.

     3.  Disposition Matters.

         3.1 Rule 145. The Stockholder has been advised that as of the date of this Agreement he may be deemed to be an "affiliate" of CrossComm, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Stockholder will not Dispose of any Shares unless at such time either: (i) such transaction shall be permitted pursuant to the provisions of Rule 145 under the Securities Act, (ii) he shall have furnished to Olicom an opinion of counsel, reasonably satisfactory to Olicom, to the effect that no registration under the Securities Act would be required in connection with the proposed Disposition; or (iii) a registration statement under the Securities Act covering the proposed Disposition shall be effective under the Securities Act.

         3.2 Olicom Corporate Policy Statement. During such period as he is a director of Olicom, the Stockholder agrees to comply with the terms and provisions of Olicom's Corporate Policy Statement, as in effect from time to time (the "CPS"). Without limiting the generality of the foregoing, the Stockholder acknowledges that the CPS requires that he pre-clear all transactions involving Olicom securities and securities (other than a broad-based market basket or index) that relate to or derive any significant part of their value from Olicom securities (including, without limitation, puts, calls and similar instruments) (collectively, "Olicom Securities") as provided in the CPS, and that the CPS prohibits transactions by directors involving Olicom Securities during certain periods of each quarter.

         3.3 Agreement to Resign. In the event that at any time the Stockholder beneficially holds less than 80% of the Balance Shares (as defined herein), the Stockholder agrees that he will immediately resign from the Board of Directors of Olicom. As used herein, the term "Balance Shares" shall mean the number of shares of Olicom Common Stock received by the Stockholder pursuant to the Merger, net of 150,000 shares of Olicom Common Stock that the Stockholder shall be permitted to sell in the manner set forth herein for the purpose providing liquidity for the satisfaction of tax obligations (and the sale of same by the Stockholder consistent with the provisions hereof shall not affect the Stockholder's agreements pursuant to this Section 3.3).

         3.4 Clearance of Transactions. Olicom agrees to cause its counsel to use its best efforts to clear any transactions by the Stockholder involving Olicom Securities within one





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business day after having received documentation (by telecopier or otherwise)
sufficient to support the Disposition of Olicom Securities under applicable securities laws.

         3.5 Restrictive Legends. In consideration of the covenants of the Stockholder herein with respect to the Disposition of Olicom Securities, Olicom agrees to issue to the Stockholder certificates evidencing Shares without the placement of restrictive legends thereon.

         3.6 Record Name. The Stockholder agrees that all Olicom Securities beneficially held by him will be held only in record name, and that he will not hold any such securities in "street" or nominee name. The Stockholder hereby agrees and consents to the entry of stop transfer instructions with Olicom's transfer agent against the transfer of any Olicom Securities held by the Stockholder except in compliance with this Agreement.

         3.7 Manner of Distribution. In any event, and without diminishing the effect of the foregoing, the Stockholder hereby agrees that he shall effect any Disposition of Olicom Securities to the public, directly or indirectly, through Montgomery Securities, Merrill Lynch & Co. or Alex. Brown & Sons Incorporated.

         3.8 Termination of Provisions. In the event that the Stockholder resigns from the Board of Directors of Olicom, the provisions of Sections 3.2-3.5 shall terminate; provided, however, that Sections 3.1, 3.6 and 3.7 shall continue in effect for so long as the Stockholder is subject to the provisions of Rule 145 under the Securities Act.

     4. Representations, Warranties and Covenants of the Stockholder. The Stockholder hereby makes the following representations, warranties and covenants to Olicom:

         4.1 Ownership of Shares. The Stockholder (i) is the holder and beneficial owner of the Shares, which at the date hereof and at all times until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of CrossComm Common Stock other than the Shares; and (iii) has full power and authority to make and enter into and carry out the terms of this Agreement.

         4.2 No Voting Trusts and Agreements. The Stockholder will not, and will not permit any entity under the Stockholder's control, to deposit any shares of CrossComm Common Stock held by the Stockholder or such entity in a voting trust or subject any shares of CrossComm Common Stock held by the Stockholder or such entity to any arrangement or agreement with respect to the voting of such shares of CrossComm Common Stock, other than agreements entered into with Olicom.

         4.3 No Proxy Solicitations. The Stockholder will not, and will not permit any entity under the Stockholder's control to, (i) solicit proxies or become a participant in a solicitation in opposition to or competition with the consummation of the Merger or otherwise encourage or assist any party in taking or planning any action which would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance





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with the terms of the Merger Agreement; (ii) initiate a Stockholder's vote or action by consent of Stockholders in CrossComm in opposition to or in competition with the consummation of the Merger; or (iii) become a member of a group with respect to any voting securities of CrossComm for the purpose of opposing or competing with the consummation of the Merger.

     5. Representations, Warranties and Covenants of Olicom. Olicom represents, warrants and covenants to the Stockholder as follows:

         5.1 Due Authorization. This Agreement has been authorized by all necessary corporate action on the part of Olicom and has been duly executed by a duly authorized officer of Olicom.

         5.2 Validity; No Conflict. This Agreement constitutes the legal, valid and binding obligation of Olicom. Neither the execution of this Agreement by Olicom nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which Olicom is bound or of any decree judgment, order, law or regulation now in effect of any court or other governmental body applicable to Olicom.

         5.3 Current Public Information. During such period as the Stockholder is subject to Rule 145, Olicom agrees to "make available adequate public information" (as defined in Rule 144 of the Rules and Regulations under the Securities Act).

     6. Additional Documents. The Stockholder and Olicom hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Olicom or the Stockholder, as the case may be, to carry out the intent of this Agreement.

     7. Assignment; Binding Agreement. Neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other. This Agreement shall be binding on, and inure to the benefit of the parties hereto and their respective representatives, successors and permitted assigns.

     8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service to the parties at the following addresses (or at such other addresses for a party as shall be specified by the notice):

         If to Olicom:

                Olicom A/S
                Nybrovej 114
                DK-2800 Lyngby
                Denmark





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         Copy to:

                 Lawrence D. Ginsburg
                 Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                 2200 Ross Avenue, Suite 900
                 Dallas, TX  75201-2774

         If to the Stockholder:

                 Tadeusz Witkowicz
                 90 Prescott Street
                 West Boylston, Massachusetts 01593

All notices shall be effective on receipt.

         9. Disputes. Any dispute, controversy or claim arising out of or relating to this Agreement, including any annexes hereto, or the breach, termination or validity hereof, shall be finally settled by arbitration by one arbitrator in Boston, Massachusetts, pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1-16.

         10. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto. No waiver by a party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Together with the Merger Agreement, this Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law.

         11. Specific Performance: Injunctive Relief. The parties hereto acknowledge that Olicom will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to Olicom upon such violation, Olicom shall have the right to enforce such covenants and agreements by specific performance, by injunctive relief or by any other means available to it at law or in equity. In any such proceeding, the Stockholder waives the defense that Olicom has an adequate remedy at law.





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         12.     Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together will constitute one and the same instrument.

         13. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         14. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.




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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.


                                     OLICOM A/S



                                     By:   /s/Lars Stig Nielsen
                                        ------------------------------
                                              Lars Stig Nielsen,
                                              Managing Director



                                           /s/Tadeusz Witkowicz
                                        ------------------------------
                                              Tadeusz Witkowicz





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